Exhibit 99.1

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ARES MANAGEMENT GP LLC
Dated as of           , 2014

ii

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
ARES MANAGEMENT GP LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of ARES MANAGEMENT GP LLC (the “Company”), dated as of [•], 2014 (this “Agreement”), by Ares Partners Holdco LLC, a Delaware limited liability company (“Holdco”) and such other Persons that are admitted to the Company as members of the Company after the date hereof in accordance herewith.

RECITALS

WHEREAS, the Certificate of Formation of the Company was executed and filed in the office of the Secretary of State of the State of Delaware on November 15, 2013, thereby forming the Company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.) (the “Act”);

WHEREAS, Ares Partners Management Company LLC (the “Initial Member”) entered into a Limited Liability Company Agreement of the Company, dated as of November 15, 2013 (the “Original LLC Agreement”); and

WHEREAS, the Initial Member wishes to withdraw as a Member from the Company and the parties hereto now desire to amend and restate the Original LLC Agreement as hereinafter set forth, permit the withdrawal of the Initial Member and admit Holdco as a Member.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1                               Definitions.  Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

“Act” has the meaning set forth in the recitals.

“Affiliate” means, with respect to any Person, any other Person (other than the Company) directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such Person.

“Agreement” has the meaning set forth in the preamble hereto.

“Ares Entity” has the meaning set forth in Section 3.5.

“Ares Entity Governing Agreement” has the meaning set forth in Section 3.5.

“Ares Partners Ownership Condition” has the meaning set forth in the Issuer Limited Partnership Agreement.

“Board” means the Board of Directors of the Company.

“Capital Contribution” means, with respect to any Member, the aggregate amount of capital contributed to the Company.

“Company” has the meaning set forth in the preamble hereto.

“Contingencies” has the meaning set forth in Section 8.2.

“control” when used with reference to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Covered Person” means (i) any Member, (ii) a Member’s representatives and agents, (iii) any manager, Director, Officer or member of a Management Committee, (iv) any Person who is or was serving at the request of a Member, manager, Director, Officer or member of a Management Committee as a director, officer, manager, employee, trustee, fiduciary, partner, Tax Matters Partner (as defined in the Code), member, representative, agent or advisor of another Person; provided that a Person shall not be a Covered Person by reason of providing, on a fee-for-services basis or similar arm’s-length compensatory basis, agency, advisory, consulting, trustee, fiduciary or custodial services and (v) any Person that the Governing Entity in its sole discretion designates is a “Covered Person” for purposes of this Agreement.

“Delaware General Corporation Law” means the General Corporation Law of the State of Delaware, 8 Del. C. § 101, et seq.

“Determination” has the meaning set forth in Section 4.1(e).

“Director” means a member of the Board.

“Effective Date” means           , 2014.

“Fund” means any fund, investment vehicle or account.

“Governing Entity” means (i) for so long as the Ares Partners Control Condition continues to be satisfied, the Member and (ii) thereafter, the Board.

“Interest” means a limited liability company interest (as defined in § 18-101(8) of the Act) in the Company.

“Issuer” means Ares Management, L.P., a Delaware limited partnership.

“Issuer Limited Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Issuer, dated on or about the Effective Date.

“Management Committee” has the meaning set forth in Section 3.4.

“Member” means any Person admitted to the Company as a member.  A Member shall constitute a “member” for purposes of the Act.

“Officers” has the meaning set forth in Section 3.3.

“Original LLC Agreement” has the meaning set forth in the recitals hereto.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

1.2                               Interpretation.

(a)                                 Unless a clear contrary intention appears: (i) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (vi) “hereunder,” “hereof,” “hereto,”  and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section or other provision hereof; (vii) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (ix) “or” is used in the inclusive sense of “and/or”; (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (xi) reference to dollars or $ shall be deemed to refer to U.S. dollars.

(b)                                 All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

ARTICLE II

GENERAL PROVISIONS

2.1                               Member.  The sole Member of the Company as of the Effective Date is Holdco.

The books and records of the Company shall be amended from time to time to reflect the admission and withdrawal of Members and the transfer or assignment of Interests pursuant to the terms of this Agreement.  Additional persons may be admitted to the Company as Members from time to time on such terms and conditions as may be determined by the Member.

2.2                               Formation; Name; Foreign Jurisdictions.  The name of the Company shall be Ares Management GP LLC or such other name as the Governing Entity may from time to time hereafter designate.  The certificate of formation of the Company may be amended or restated from time to time by the Member or a Director, as an “authorized person” of the Company (within the meaning of the Act), upon approval by the Governing Entity.  Each of the Directors and Officers is further authorized to execute, deliver and file (i) as an “authorized person” within the meaning of the Act any other certificates (and any corrections, amendments or restatements thereof) permitted or required to be filed in the office of the Secretary of State of the State of Delaware and (ii) any other certificates (and any amendments or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

2.3                               Term.  The term of the Company shall continue until the Company is dissolved and its affairs are wound up in accordance with this Agreement.

2.4                               Purposes; Powers.

(a)                                 The principal purposes of the Company are to (i) act as the general partner of the Issuer and (ii) engage in any lawful act or activity for which limited liability companies may be formed under the Act.

(b)                                 Subject to the limitations set forth in this Agreement, the Company (i) will possess and may exercise all of the powers and privileges granted to it by the Act including the ownership and operation of the assets owned by the Company, by any other law or this Agreement, together with all powers incidental thereto, and (ii) may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions, in each case, so far as such powers, activities or transactions are necessary, desirable, convenient or incidental to, or in furtherance of, the conduct, promotion or attainment of the purpose of the Company set forth in Section 2.4(a).

2.5                               Registered Office; Registered Agent.  The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The Governing Entity may from time to time change the registered agent or registered office of the Company in the State of Delaware by an amendment to the certificate of formation of the Company, and upon the filing of such an amendment, this Agreement shall be deemed amended accordingly.

2.6                               Principal Office.  The principal office address of the Company shall be at such place or places as the Governing Entity may determine from time to time.

ARTICLE III

MANAGEMENT

3.1                               Management.

(a)                                 Except as otherwise expressly provided in this Agreement, if the Member is the Governing Entity the Member shall have exclusive and complete authority and discretion to manage the operations and affairs of the Company and to make all decisions regarding the business of the Company.  If the Member is the Governing Entity (i) the Member shall be a “manager” of the Company within the meaning of the Act, and (ii) in addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, but subject to the provisions of this Agreement, the Member shall have full power and authority to do all things and on such terms as it determines to be necessary, desirable, convenient or incidental to, or in furtherance of, the conduct the business of the Company, and to exercise all powers and effectuate the purposes set forth in this Agreement. Without limiting the foregoing, if the Member is the Governing Entity, the Member shall have the right to delegate to the Board such of its powers and authorities over the business and affairs of the Company as the Member determines in its discretion.  Any delegation pursuant to this Section 3.1(a) may be revoked at any time by the Member.

(b)                                 Except as otherwise expressly provided in this Agreement, if the Board is the Governing Entity (i) the Board or its designees shall have exclusive and complete authority to manage the operations and affairs of the Company and to make all decisions regarding the business of the Company and (ii) each Director shall be a “manager” of the Company within the meaning of the Act.  In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, but subject to the provisions of this Agreement, if the Board is the Governing Entity, the Board shall have full power and authority to do all things and on such terms as it determines to be necessary, desirable, convenient or incidental to, or in furtherance of, the conduct the business of the Company, and to exercise all powers and effectuate the purposes set forth in this Agreement.

3.2                               Board of Directors.

(a)                                 Except as provided in Section 3.2(j), the Member shall have full authority to (i) determine from time to time the number of Directors to constitute the Board and the term of office (if any) in connection therewith, (ii) appoint such individuals to be Directors as it shall choose in its discretion, (iii) remove and replace any Director, with or without cause, at any time and for any reason or no reason, and (iv) fill any positions created on the Board as a result of an increase in the size of the Board or vacancies.

(b)                                 Each Director appointed shall hold office until a successor is appointed and qualified or until such Director’s earlier death, resignation or removal.  Any Director may resign at any time by giving notice of such Director’s resignation in writing or by electronic transmission to the Member or the Chairman of the Board or the Secretary of the Company.  Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Company.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(c)                                  The Governing Entity shall have the authority to fix the compensation of Directors or to establish policies for the compensation of Directors and for the reimbursement of expenses of Directors, in each case, in connection with services provided by Directors to the Company.  The Directors may be paid their expenses, if any, at meetings of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director.  No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings, or their service as committee members may be compensated as part of their stated salary as a Director.

(d)                                 The Board may hold meetings, both regular and special, within or outside the State of Delaware.  Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.  Special meetings of the Board may be called by the Chairman of the Board on 10 days’ notice to each other Director, either in person or by telephone or by mail, telegram, telex, cable, electronic mail or other form of recorded or electronic communication, or upon a resolution adopted by the Board, or on such shorter notice as the Chairman of the Board may deem necessary or appropriate in the circumstances.  The Governing Entity may appoint, remove or replace one or more members of the Board to serve as “Chairman” or “Vice Chairman.”  At each meeting of the Board, the Chairman of the Board or, in the Chairman of the Board’s absence, the Vice Chairman of the Board or, in the Vice Chairman of the Board’s absence, a Director chosen by a majority of the Directors present, shall act as chairman of the meeting.

(e)                                  At all meetings of the Board, a majority of the then total number of Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board.  If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  If a Director abstains from voting on any matter in which he or she has a conflict of interest, the vote of a majority of the then total number of Directors present who have not so abstained shall be the act of the Board.

(f)                                   Directors and members of any committee of the Board may participate in meetings of the Board, or any committee thereof, by means of telephone conference or other communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.  If all the participants are participating by telephone conference or other communications equipment that allows all persons participating in the meeting to hear each other, the meeting shall be deemed to be held at the principal place of business of the Company.

(g)                                  Any action required or permitted to be taken at any meeting by the Board or any committee thereof, as the case may be, may be taken without a meeting if a consent or consents thereto is signed or transmitted electronically, as the case may be, by all members of the Board or such committee, as the case may be, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee.

(h)                                 The Governing Entity may, by resolution or resolutions, designate one or more committees of the Board, each committee to consist of one or more of the Directors of the Company, which, to the extent provided in such resolution or resolutions, shall have and may exercise, subject to the provisions of this Agreement, the powers and authority of the Board granted hereunder.  Unless the Governing Entity shall otherwise provide (in the charter of any such committee or otherwise), a majority of all the members of any such committee may determine its action and fix the time and place, if any, of its meetings and specify what notice thereof, if any, shall be given.  The Governing Entity shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.  The Governing Entity may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Unless the Governing Entity shall otherwise provide (in the charter of any such committee or otherwise), in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Unless the Governing Entity shall otherwise provide (in the charter of any such committee or otherwise), each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(i)                                     To the extent of their powers set forth in this Agreement, the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company.  Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Directors, a Director may not bind the Company.

(j)                                    (i)                                     Notwithstanding anything otherwise to the contrary herein, during any period in which the limited partners of the Issuer are entitled to elect the members of the Board pursuant to Sections 7.13 and 13.4(b) of the Issuer Limited Partnership Agreement, the method for nominating, electing and removing Directors and the term office of the Directors shall be as otherwise provided in the Issuer Limited Partnership Agreement and the Board shall have the full authority to determine from time to time the number of Directors to constitute the Board.  The Member, the Directors and the Company shall use their commercially reasonable best efforts to take such action as shall be necessary or appropriate to give effect to and implement the provisions of Section 13.4(b) of the Issuer Limited Partnership Agreement as adopted in this Section 3.2(j) and the Member may, but shall not be under any obligation to, transfer its Interests to a corporate trustee.

(ii)                                  The Member and the Company hereby adopt as part of the terms of this Agreement, and agree to be bound by, Section 13.4(b) of the Issuer Limited Partnership Agreement as if such section were set forth in full herein and hereby delegate to the limited partners of the Issuer, subject to the conditions provided in the Issuer Limited Partnership Agreement, the right to nominate, elect and remove Directors in the circumstances determined by and otherwise in accordance with Section 13.4(b) of the Issuer Limited Partnership Agreement.  Such delegation shall not cause the Member to cease to be a member of the Company and shall not constitute a delegation of any other rights, powers, privileges or duties of the Member with respect to the Company.  A Director need not be a Member or a limited partner of the Issuer.  Notwithstanding any other provision of this Agreement, the Company, and the Board on behalf of the Company, shall not amend Sections 7.13 or 13.4(b) of the Issuer Limited Partnership Agreement without the consent of the Member.

(iii)                               The limited partners of the Issuer shall not, as a result of exercising the rights granted under Section 13.4(b) of the Issuer Limited Partnership Agreement, be deemed to be Members or holders of Interests as such terms are defined in this Agreement or to be “members,” “managers” or holders of “limited liability company interests” of the Company as such terms are defined in the Act.  The exercise by a limited partner of the Issuer of the right to elect Directors and any other rights afforded to such limited partner hereunder and under Section 13.4(b) of the Issuer Limited Partnership Agreement shall be in such limited partner’s capacity as a limited partner of the Issuer, and no limited partner of the Issuer shall be liable for any debts, obligations or liabilities of the Company by reason of the foregoing.

3.3                               Officers.

(a)                                 The Governing Entity is authorized to appoint officers of the Company (the “Officers”) and to delegate to the Officers responsibilities for the day to day business of the Company or as otherwise delegated or authorized by the Governing Entity.

(b)                                 Unless the Governing Entity decides otherwise, if an Officer’s title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authority and duties that are normally associated with that office, subject to any specific delegation or limitation of authority and duties made pursuant to this Section 3.3.  The salaries or other compensation, if any, of Officers and other employees and agents of the Company shall be determined by the Governing Entity at any time.  Any Officer may be removed as such, either with or without cause, by the Governing Entity.  Any Officer also may resign as such at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Governing Entity.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.  Designation of an Officer shall not of itself create any contract rights.

3.4                               Additional Committees.

(a)                                 If the Member is the Governing Entity, the Member may designate any committee of the Company (a “Management Committee”) which, to the extent provided in resolution or resolutions adopted by the Member, shall have and may exercise, subject to the provisions of this Agreement, the powers and authority of the Member granted hereunder.  If the Member is the Governing Entity, the Member shall have full authority to (i) determine from time to time the number of members to constitute any such Management Committee and the term of office (if any) in connection therewith, (ii) appoint such individuals to be members thereof as it shall choose in its discretion, (iii) remove and replace any member thereof, with or without cause, at any time and for any reason or no reason, and (iv) fill any positions created on any such Management Committee as a result of an increase in the size of such Management Committee or vacancies.  Members of any Management Committee need not be Officers, Directors or Members.  If the Member ceases to be the Governing Entity, each Management Committee shall automatically be dissolved.

(b)                                 Each member of a Management Committee appointed shall hold office until a successor is appointed and qualified or until such individual’s earlier death, resignation or removal.  Any member of a Management Committee may resign at any time by giving notice of such individual’s resignation in writing or by electronic transmission to the Member, the Chairman of the Board or the Secretary of the Company.  Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Company.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(c)                                  Unless the Member shall otherwise provide (in the charter of such Management Committee or otherwise), (i) a Management Committee shall not be required to hold any meetings, (ii) a majority of all the members of any such Management Committee may determine its action and fix the time and place of its meetings, if any, and specify what notice thereof, if any, shall be given and (iii) a Management Committee shall not be required to keep regular minutes of its meetings or report the same to the Member.

(d)                                 Members of any Management Committee may participate in any meetings by means of telephone conference or other communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.  If all the participants are participating by telephone conference or other communications equipment that allows all persons participating in the meeting to hear each other, the meeting shall be deemed to be held at the principal place of business of the Company.

(e)                                  Any action required or permitted to be taken at any meeting by a Management Committee may be taken without a meeting if a consent or consents thereto is signed or transmitted electronically, as the case may be, by all members of the Management Committee and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of such Management Committee.

(f)                                   To the extent of their powers set forth in this Agreement and in a resolution or resolutions adopted by the Member, the members of any Management Committee are agents of the Company for the purpose of the Company’s business, and the actions of the members of any Management Committee taken in accordance with such powers set forth in this

Agreement and in a resolution or resolutions adopted by the Member shall bind the Company.  Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the members of any Management Committee, a member of any Management Committee may not bind the Company.

(g)                                  If the Member is the Governing Entity, the Member may (directly or indirectly through one or more other entities, in the name and on behalf of the Company, on its own behalf or in its capacity as general partner of the Issuer, or as general or limited partner, member or other equity owner of any Ares Entity) take such actions as are necessary or appropriate to (i) designate one or more committees (including any investment committees) of the Issuer or any Ares Entity, (ii) appoint such individuals to be members thereof as it shall choose in its discretion, (iii) remove and replace any member thereof, with or without cause, at any time and for any reason or no reason, and (iv) fill any positions created on any such committee as a result of an increase in the size of such committee or vacancies.

3.5                               Authorization.  Notwithstanding any provision in this Agreement to the contrary, the Company, and any Officer on behalf of the Company, is hereby authorized, without the need for any further act, vote or consent of any Member or other Person (directly or indirectly through one or more other entities, in the name and on behalf of the Company, on its own behalf or in its capacity as general partner of the Issuer, or as general or limited partner, member or other equity owner of any Ares Entity) (i) to execute and deliver, and to perform the Company’s obligations under, the Issuer Limited Partnership Agreement, including serving as a general partner thereof, (ii) to execute and deliver, and to cause the Issuer to perform its obligations under, the governing agreement, as amended, restated or supplemented (each an “Ares Entity Governing Agreement”), of any other partnership, limited liability company or other entity (each an “Ares Entity”) of which the Issuer is or is to become a direct or indirect general or limited partner, member or other equity owner or manager, including serving as a direct or indirect general or limited partner, member or other equity owner or manager of each Ares Entity, and (iii) to take any action, in the applicable capacity, contemplated by or arising out of this Agreement, the Issuer Limited Partnership Agreement or each Ares Entity Governing Agreement (and any amendment, restatement or supplement of any of the foregoing).

ARTICLE IV

EXCULPATION AND INDEMNIFICATION

4.1                               Duties; Liabilities; Exculpation.

(a)                                 This Agreement is not intended to, and does not, create or impose any fiduciary duty on any of the Covered Persons or on their respective Affiliates.  Notwithstanding any other provision of this Agreement or any duty otherwise existing at law or in equity, the Covered Persons shall, to the maximum extent permitted by law, including Section 18-1101(c) of the Act, owe only such duties and obligations as are expressly set forth in this Agreement, and no other duties (including fiduciary duties), to the Company, the Member, the Directors, the Officers or any other person otherwise bound by this Agreement.

(b)                                 To the extent that, at law or in equity, any Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, any such Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that such provisions restrict or eliminate the duties and liabilities relating thereto of any Covered Person otherwise existing at law or in equity replace to that extent such other duties and liabilities relating thereto of such Covered Person.

(c)                                  Notwithstanding any other provision of this Agreement, whether express or implied, to the fullest extent permitted by law, no Covered Person shall be liable to the Company or, in the case of a Covered Person who is not the Member, the Member, for any losses, claims, demands, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission (in relation to the Company, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) of a Covered Person, or for any breach of contract (including breach of this Agreement) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction (a “final adjudication”) determining that, in respect of the matter in question, the Covered Person acted in bad faith or with criminal intent.

(d)                                 The Governing Entity and any other Covered Person may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(e)                                  Each Covered Person shall be entitled to rely in good faith on the advice of legal counsel to the Company, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be take in reliance upon the advice or opinion of such Persons as to matters that the Member or such Covered Person believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(f)                                   The Governing Entity shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers or any duly appointed attorney or attorneys-in-fact.  Each such attorney shall, to the extent provided by the Governing Entity in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the Governing Entity hereunder.

(g)                                  All determinations, evaluations, elections, decisions, approvals, authorizations, consents or other actions (howsoever described herein, each, a “Determination”) to be made by the Member, the Board, any committee thereof, any Management Committee or any individual Director, Officer or member of any Management Committee pursuant to this

Agreement shall be made in their sole and absolute discretion.  Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement or any other agreement contemplated hereby the Member, the Board, any committee thereof, any Management Committee or any individual Director, Officer or member of any Management Committee are permitted or required to make (or omit to make or take) a Determination (i) in their “discretion” or “sole discretion” or under a grant of similar authority or latitude, or (ii) pursuant to any provision not subject to an express standard of “good faith” (regardless of whether there is a reference to “discretion”, “sole discretion” or any other standard), then the Member (or any of its Affiliates causing it to do so), the Board, any committee thereof, any such Management Committee or such individual Director, Officer or member of such Management Committee, as the case may be, in making such Determination, shall not be subject to any fiduciary duty and shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, the Covered Persons, or any other Person (including any creditor of the Company), and shall not be subject to any other or different standards imposed by this Agreement or otherwise existing at law, in equity or otherwise.  Notwithstanding the immediately preceding sentence, if a Determination under this Agreement is to be made or taken by the Member in “good faith”, the Member shall act under that express standard and shall not be subject to any other or different standard under this Agreement or otherwise existing at law, in equity or otherwise.  For purposes of this Agreement and notwithstanding any applicable provision of law or in equity, a Determination or failure to act by the Member, the Board, any committee thereof, any Management Committee or any individual Director, Officer or member of any Management Committee pursuant to this Agreement will conclusively be deemed to be made, taken or omitted to be taken in “good faith”, and shall not be a breach of this Agreement unless the Member, the Board, any committee thereof, any Management Committee or any individual Director, Officer or member of any Management Committee, as applicable, subjectively believed such Determination or failure to act was opposed to the best interests of the Company.

4.2                               Indemnification.

(a)                                 Subject to the limitations set forth in this Section 4.2, a Covered Person shall be indemnified to the fullest extent permitted by law by the Company against any losses, claims, damages, liabilities, and expenses (including attorneys’ fees, judgments, fines, penalties and amounts paid in settlement) incurred by or imposed upon it by reason or in connection with any action taken or omitted by such Person arising out of the Covered Person’s status as such or its activities on behalf of the Company, including in connection with any action, suit or proceeding before any judicial, administrative or legislative body or agency to which it may be made a party or otherwise involved or with which it shall be threatened by reason of being or having been a Covered Person; provided that a Covered Person shall not be so indemnified with respect to any matter as to which there has been a final adjudication that its acts or its failure to act were in bad faith or with criminal intent.  The right to indemnification granted by this Section 4.2 shall be in addition to any rights to which the Covered Person may otherwise be entitled and shall inure to the benefit of the successors or assigns of the Covered Person.

(b)                                 To the fullest extent permitted by law and subject to the limitations stated herein, the Company shall pay the expenses (including attorneys’ fees and expenses) incurred by the Covered Person in defending and investigating a civil or criminal action, suit or proceeding in advance of the final disposition of such, action, suit or proceeding, upon receipt of an undertaking by the Covered Person to repay such payment if there shall be a final adjudication that it is not entitled to indemnification as provided herein.  In (i) any suit brought by the Covered Person (or other Person entitled to indemnification hereunder) to enforce a right to indemnification hereunder it shall be a defense that, and (ii) any suit in the name of the Company to recover expenses advanced pursuant to the terms of an undertaking the Company shall be entitled to recover such expenses upon final adjudication that, the Covered Person or other Person claiming a right to indemnification hereunder has not met the applicable standard of conduct set forth in this Section 4.2.  The Company shall not impose any additional conditions, other than those expressly set forth in this Agreement, to indemnification or the advancement of expenses and shall not seek or agree to any judicial or regulatory bar order that would prohibit a Covered Person entitled to indemnification or the advancement of expenses hereunder from enforcing such Covered Person’s rights to such indemnification or advancement of expenses.  In any such suit brought to enforce a right to indemnification or to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person or other Person claiming a right to indemnification is not entitled to be indemnified, or to an advancement of expenses, hereunder shall be on the Company (or any Member acting derivatively or otherwise on behalf of the Company, or the Member).

(c)                                  The Covered Person may not satisfy any right of indemnity or reimbursement granted in this Section 4.2 or to which it may be otherwise entitled except out of the assets of the Company, and no Member shall be personally liable with respect to any such claim for indemnity or reimbursement.  To the fullest extent permitted by law, the Company may purchase and maintain insurance on behalf of any Covered Person against any liability asserted against such person, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Section 4.2 or otherwise.

(d)                                 In the event that any Member or other Person whose capacity is included in the definition of Covered Person ceases to be a Member or such other Person, he, she or it shall continue to be treated as a Covered Person, and to be a beneficiary of such insurance coverage, with respect to his, her or its having been a Member or such other Person, respectively.

(e)                                  In the event of any payment by the Company under this Section 4.2, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Covered Person from any relevant other Person or relevant Fund or under any insurance policy issued to or for the benefit of the Company, other Person, Fund, or any Covered Person.  Each Covered Person agrees to execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce any such rights in accordance with the terms of such insurance policy or other relevant document.  The Company shall pay or reimburse all expenses actually and reasonably incurred by the Covered Person in connection with such subrogation.

(f)                                   The Company shall not be liable under this Section 4.2 to make any payment of amounts otherwise indemnifiable hereunder (including judgments, fines and amounts paid in settlement, and excise taxes with respect to an employee benefit plan or penalties) if and to the extent that the applicable Covered Person has otherwise actually received such payment under this Section 4.2 or any insurance policy, contract, agreement or otherwise.

(g)                                  The provisions of this Section 4.2 shall be applicable to all actions, claims, suits or proceedings made or commenced on or after the Effective Date, whether arising from acts or omissions to act occurring on, before or after its adoption.  The provisions of this Section 4.2 shall be deemed to be a contract between the Company and each Person entitled to indemnification under this Section 4.2 (or legal representative thereof) who serves in such capacity at any time while this Section 4.2 and the relevant provisions of applicable law, if any, are in effect, and any amendment, modification or repeal hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, claim, suit or proceeding then or theretofore existing, or any action, suit, claim, demand or proceeding thereafter brought or threatened based in whole or in part on any such state of facts.  The rights of indemnification provided in this Section 4.2 shall neither be exclusive of, nor be deemed in limitation of, any rights to which any Person may otherwise be or become entitled or permitted by contract, this Agreement, insurance or as a matter of law, both as to actions in such Person’s official capacity and actions in any other capacity, it being the policy of the Company that indemnification of any Person whom the Company is obligated to indemnify pursuant to Section 4.2(a) shall be made to the fullest extent permitted by law.

(h)                                 For purposes of this Section 4.2, references to “Persons” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a Person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, manager, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, manager, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries.

(i)                                     This Section 4.2 shall not limit the right of the Company (and the Board on behalf of the Company in its discretion), to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, (i) persons other than persons described in Section 4.2(a), or (ii) Covered Persons in addition to the rights provided under this Agreement.

ARTICLE V

CAPITAL OF THE COMPANY

5.1                               Initial Capital Contributions by the Member.  The Member shall have made, on or prior to the Effective Date, such Capital Contribution, if any, and have acquired the number of Interests as specified in the books and records of the Company.

5.2                               No Additional Capital Contributions.  Except as otherwise provided in Article VII, the Member may, but shall not be required to, make additional Capital Contributions to the Company.

5.3                               Withdrawals of Capital.  The Member may withdraw any Capital Contributions related to its Interest from the Company.

ARTICLE VI

PARTICIPATION IN THE COMPANY

6.1                               Liability of Members and Certain Other Persons.  No Covered Person shall have any liability under this Agreement or under the Act except as provided herein or as required by the Act.  Except as required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company or, in the case of a Covered Person who is not the Member, of the Member, solely by reason of being a Member or otherwise acting on behalf of the Company.  In no event shall any Member (a) be obligated to make any Capital Contribution or payment to or on behalf of the Company or (b) have any liability to return distributions received by such Member from the Company, in each case except as otherwise provided in this Agreement or by the Act, as such Member shall otherwise expressly agree in writing or as may be required by applicable law.  No Member shall be required to loan the Company any funds.

6.2                               Distributions.  The Company may make distributions of available cash (subject to reserves and other adjustments as provided herein) or other property to the Member at such times and in such amounts as are determined by the Member in its discretion.

6.3                               Limitation on Distributions.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member if such distribution would violate Section 18-607 of the Act or other applicable law.

ARTICLE VII

ADDITIONAL MEMBERS

7.1                               Additional Members.   At any time and from time to time the Member shall have the right to admit one or more additional persons to the Company as Members.  The Member shall determine all terms of such additional Member’s participation in the Company, including the additional Member’s initial Capital Contributions (if any) and Interest.

7.2                               Transfers.  The Member may sell, assign, pledge or otherwise transfer or encumber all or any portion of its Interest.  If the Member transfers all of its interest in the Company, immediately following the admission of the transferee of such interest, the transferor Member shall cease to be a member of the Company.

ARTICLE VIII

DISSOLUTION

8.1                               Dissolution.  The Company shall be dissolved, and its affairs shall be wound up, upon the first to occur of the following: (a) the determination of the Member or (b) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

8.2                               Final Distribution.  Upon dissolution, the Company shall not be terminated and shall continue until the winding up of the affairs of the Company is completed.  The assets of the Company shall be applied and distributed in the following order:

(a)                                 First, to the satisfaction of debts and liabilities of the Company (including satisfaction of all indebtedness to the Member or its Affiliates to the extent otherwise permitted by law) including the expenses of liquidation, and including the establishment of any reserves which the Member shall deem reasonably necessary for any contingent, conditional or unmatured contractual liabilities or obligations of the Company (“Contingencies”).  Any such reserves may be paid over by the Company to any attorney-at-law, or acceptable party, as escrow agent, to be held for disbursement in payment of any Contingencies and, at the expiration of such period as shall be deemed advisable by the Member for application of the balance in the manner provided in this Section 8.2; and

(b)                                 The balance, if any, to the Member.

The Governing Entity shall be the liquidator.  In the event that the Governing Entity is unable to serve as liquidator, a liquidating trustee shall be chosen by the Governing Entity.

ARTICLE IX

MISCELLANEOUS

9.1                               Amendments and Waivers.

(a)                                 This Agreement may be amended, supplemented, waived or modified at any time and from time to time only by the Member.  Any such amendment, supplement, waiver or modification shall not require the consent of any other Person.

(b)                                 No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

9.2                               Governing Law; Separability.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.  In particular, it shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Act.  If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Agreement shall be invalid or unenforceable under such Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement.  In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

9.3                               Successors and Assigns.  This Agreement shall be binding upon and shall, subject to the provisions of Article VII, inure to the benefit of the parties hereto, their respective heirs and personal representatives, and any estate, trust, partnership or limited liability company or other similar entity of which any such person is a trustee, partner, member or similar party which is or becomes a party hereto; provided that no person claiming by, through or under the Member (whether the Member’s heir, personal representative or otherwise), as distinct from the Member itself, shall have any rights as, or in respect to, the Member (including the right to approve or vote on any matter or to notice thereof) except the right to receive only those distributions expressly payable to such person pursuant to Article VI.  The Member shall remain liable for the obligations under this Agreement of any transferee of all or any portion of the Member’s Interest, unless otherwise determined by the Member.  Nothing in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, on any person other than the Member and its legal representatives, heirs, successors and permitted assigns and the Covered Persons.

9.4                               Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail, by registered or certified mail (postage prepaid) or by any communication permitted by the Act to the respective parties at the addresses shown in the Company’s books and records (or at such other address for a party as shall be specified in any notice given in accordance with this Section 9.4).

9.5                               Counterparts.  This Agreement may be executed and delivered in any number of counterparts (including by facsimile or electronic transmission), each of which shall be an original and all of which together shall constitute a single instrument.

9.6                               Power of Attorney.  The Member hereby irrevocably appoints each of the Directors and Officers as the Member’s true and lawful representative and attorney-in-fact, each acting alone, in the Member’s name, place and stead, to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement or may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Company.  Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent withdrawal from the Company of the Member for any reason and shall not be affected by the subsequent disability or incapacity of the Member.

9.7                               Cumulative Remedies.  Rights and remedies under this Agreement are cumulative and do not preclude use of other rights and remedies available under applicable law.

9.8                               Entire Agreement.  This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings between the parties with respect to such subject matter.  There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.

9.9                               Tax Treatment.  The Member has determined it is in the Company’s best interest to make an election to be treated as an association taxable as a corporation for U.S. federal (and applicable state) income tax purposes.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the day and year first above written.

MEMBER:

ARES PARTNERS HOLDCO LLC,
a Delaware limited liability company

By:
Name:
Title:

WITHDRAWING MEMBER:

Solely to reflect its withdrawal as a Member:

ARES PARTNERS MANAGEMENT COMPANY, LLC,
a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Ares Management GP LLC – A&R LLC Agreement]